Exhibit 50.1


                 CERTIFICATE OF FORMATION

                             OF

                 HEC/CJTS ENERGY CENTER LLC



     This Certificate of Formation of HEC/CJTS Energy Center LLC (the LLC'), dated as of March 2, 2001, is being duly executed and filed by James G. Leyden, Jr.. as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is HEC/CJTS Energy, Center LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County,
Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street. Wilmington, New Castle County, Delaware 19801,

     IN WITNESS WHEREOF, the undersigned bas executed this Certificate of Formation as of the date first above written.


                                   /s/ James G. Layden, Jr.
                                   Name:  James G. Layden, Jr.
                                   Authorized Person


                                                     STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 03:00pm 03/02/2001
                                                  010106530-3363921


                       State of Delaware
              Office of the Secretary of State



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "HEC/CJTS ENERGY CENTER LLC", FILED IN THIS OFFICE ON THE SECOND DAY-OF MARCH, A.D. 2001, AT 3 O'CLOCK P.M.






                  [State Seal]    /s/ Harriet Smith Windsor
                                  Harriet Smith Windsor, Secretary of State

3363921 8100                          AUTHENTICATION: 1002473
010106530                             DATE: 03-02-01